UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2024
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
  ________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered (1)
Common Stock, $0.0001 par value per share	NSTGQ	N/A
(1)  On February 14, 2024, our common stock was suspended from trading on the NASDAQ Global Market (“NASDAQ”). On February 14, 2024, our common stock began trading on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “NSTGQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐

Item 1.01. Entry into a Material Definitive Agreement.
Asset Purchase Agreement
As previously disclosed, on February 4, 2024, NanoString Technologies, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”).
On March 10, 2024, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with an affiliate of Patient Square Capital (“Patient Square”) to sell substantially all of the assets of the Company and its subsidiaries (the “Business”) for a cash purchase price of $220,000,000 (the “Purchase Price”) along with Patient Square’s assumption of certain liabilities of the Business (including liabilities related to all outstanding intellectual property litigation). Pursuant to the Asset Purchase Agreement, the Company will be responsible for the payment of the Cure Costs (as defined in the Asset Purchase Agreement) in respect of the assigned contracts that are part of the Business. The transaction is part of a sale process under Section 363 of the Bankruptcy Code that will be subject to approval by the Court and compliance with agreed upon and Court-approved bidding procedures allowing for the submission of higher or otherwise better offers, and other agreed-upon conditions. In accordance with the sale process under Section 363 of the Bankruptcy Code, notice of the proposed sale to Patient Square will be given to third parties and competing bids will be solicited. The Company will manage the bidding process and evaluate the bids, in consultation with its advisors and as overseen by the Court.
Pursuant to the terms of the Asset Purchase Agreement, Patient Square and the Company entered into an escrow agreement with Citibank, N.A. (the “Escrow Agent”), pursuant to which Patient Square deposited into escrow with the Escrow Agent $22,000,000 (such amount, the “Deposit”) against the Purchase Price.
The Asset Purchase Agreement contains customary representations and warranties of the parties and is subject to a number of closing conditions, including, among others, (i) the accuracy of representations and warranties of the parties; (ii) the entry of an order approving the Asset Purchase Agreement and the transactions therein by the Court; (iii) compliance in all material respects with the obligations of the parties set forth in the Asset Purchase Agreement; and (iv) no Material Adverse Effect (as defined in the Asset Purchase Agreement) having occurred.
The Asset Purchase Agreement may be terminated, subject to certain exceptions: (i) by the mutual written consent of the parties; (ii) by either party, (a) for certain material breaches by the other party of the Bidding Procedures Order, the Sale Order or of its representations and warranties or covenants in the Asset Purchase Agreement that remain uncured, (b) if the closing has not occurred by June 30, 2024 or (c) if the Company enters into an Alternative Transaction (as defined in the Asset Purchase Agreement) with one or more persons other than Patient Square; or (iii) by Patient Square if (a) the Court has not entered the Bidding Procedures Order by 11:59 p.m. (prevailing Eastern Time) on April 1, 2024, (b) the Court has not approved and entered the Sale Order prior to 11:59 p.m. (prevailing Eastern Time) on May 1, 2024, (c) following entry of the Sale Order or the Bidding Procedures Order, such order is stayed, reversed, modified, vacated or amended in any material respect without the prior written consent of Patient Square, and such stay, reversal, modification, vacation or amendment is not eliminated within fourteen (14) days, (d) the Bankruptcy Court enters any order materially inconsistent with the Bidding Procedures Order, the Sale Order or the consummation of the Asset Purchase Agreement and such order is not reversed, modified or amended to the satisfaction of Patient Square within fourteen (14) days, (e) the Court enters an order of dismissal of the Cases, conversion of the Cases into cases under chapter 7 of the Bankruptcy Code, or appointment of a trustee or receiver is entered for any reason, (f) the Company files any stand alone plan of reorganization or liquidation (or announces support of any such plan filed by any other party), (g) if a governmental authority of competent jurisdiction issues a final and non-appealable order having the effect of permanently making the consummation of the transactions contemplated by the Asset Purchase Agreement illegal or (h) if any creditor of the Debtors obtains a final and unstayed order from the Court granting relief from the automatic stay.
The Asset Purchase Agreement provides that the Company will pay a break-up fee to Patient Square equal to $6,600,000 upon termination of the Asset Purchase Agreement in certain circumstances, including in connection with the entry into of an “alternative transaction” (as defined in the Asset Purchase Agreement) with a party other than Patient Square and in case of a material breach by the Company of the Asset Purchase Agreement, the Bidding Procedures Order or the Sale Order that remains uncured. The Asset Purchase Agreement also provides for the reimbursement of Patient Square’s expenses incurred in connection with the Asset Purchase Agreement up to an aggregate amount of $3,300,000 payable under certain circumstances upon a termination of the Asset Purchase Agreement.
The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The representations and warranties contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement and solely for the benefit of the parties thereto. Those representations and warranties may be subject to important limitations and qualifications agreed to by the contracting parties. Some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to contractual standards of materiality different from that generally applicable to public disclosures to stockholders. Furthermore, the representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and they may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Form 8-K. Accordingly, you should not rely upon the representations and warranties in the Asset Purchase Agreement as statements of factual information.
Item 8.01 Other Events.
On March 10, 2024, the Company issued a press release announcing entry into the Asset Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Cautionary Statements Regarding Trading in the Company’s Securities
The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.
Cautionary Note Regarding Forward-Looking Statements
This Form 8-K includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this Form 8-K speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events. The Company’s forward-looking statements in this Form 8-K include, but are not limited to, statements about the Company’s plans to sell its assets pursuant to Chapter 11 of the U.S. Bankruptcy Code and the timing of such sales and ability to satisfy closing conditions; the Company’s intention to continue operations during the Cases; the Company’s belief that the sale process will be in the best interest of the Company and its stakeholders; and other statements regarding the Company’s strategy and future operations, performance and prospects among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the Cases on the Company’s liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the Cases and to maintain contracts that are critical to its operations; the outcome and timing of the Cases and any potential asset sale; the effect of the Cases and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Cases or the potential asset sale; uncertainty regarding obtaining Court approval of a sale of the Company’s assets or other conditions to the potential asset sale; and the timing or amount of any distributions, if any, to the Company’s stakeholders.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of March 10, 2024, by and between NanoString Technologies, Inc. and Nucleus Buyer, LLC.
99.1	Press release dated March 10, 2024.
104	The cover page from NanoString Technologies, Inc.’s Current Report on Form 8-K is formatted in iXBRL.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	March 11, 2024	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer